EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Non-Qualified Stock Option Plan of our report dated January 24, 2003, except for Note 17 as to which the date is March 12, 2003, with respect to the consolidated financial statements and schedule of Ventana Medical Systems, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Phoenix, Arizona

June 6, 2003